SECURITIES AND EXCHANGE COMMISSION


               Washington, D.C. 20549



                    Form 8-K


                    CURRENT REPORT


          PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 17, 1994


               PLM International, Inc.
     (Exact name of registrant as specified in its charter)


                    Delaware
               (State or other jurisdiction
                    of incorporation)



     1-9670                   94-3041257
(Commission File Number)      (IRS Employer
                              Identification No.)



One Market
Steuart Street Tower, Suite 900
San Francisco, CA 94105-1301
(Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:  (415) 974-1399

ITEM 5.  OTHER EVENTS

     On June 17, 1994, The Board of Directors of PLM International, Inc. determined, as part of its overall evaluation of the effectiveness of the Company's benefit plans, that it is its intent to terminate the PLM International, Inc. Employee Stock Ownership Plan. Termination of the Company's ESOP is conditioned, in part, on the receipt of a favorable ruling as to the qualified status of the ESOP at termination and development of an alternative benefit package for Company employees.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PLM INTERNATIONAL, INC.
                              (Registrant)



Date:  June 21, 1994          By:   /S/ Stephen Peary
                              Stephen Peary
                              Senior Vice President and
                              General Counsel